Exhibit 99.1

News Release

For information contact:

Lisa Schultz

Chief Communications Officer

CNL Financial Group

(407) 650-1223

GLOBAL GROWTH TRUST AND CRESCENT RESOURCES

TO DEVELOP CHARLOTTE APARTMENTS

— Partnership to invest $33.6 million in luxury apartments —

(ORLANDO, Fla.) Dec. 3, 2012 — Global Growth Trust, Inc., a real estate investment trust (REIT) focused on providing capital appreciation for investors, will partner with Crescent Resources to build a 320-unit, Class A luxury garden apartment community in northeast Charlotte, N.C. The 18.6 acre development will cost an estimated $33.6 million. Global Growth Trust will contribute 60 percent of the required equity investment and Crescent will contribute the remaining 40 percent.

The apartment community, named Circle Alexander Village, will feature one-, two- and three-bedroom floor plans, and include amenities such as a clubhouse, business center, fitness center, nature trail, dog park and resort-style pool.

Circle Alexander Village is the second joint project between Global Growth Trust and Charlotte-based Crescent Resources. In March 2012, Global Growth Trust announced the pair would develop Circle Crosstown, a $37 million Class A apartment development in Tampa, Fla. That project is under construction and expects to open the first phase in the first quarter of 2013.

“We are excited to move forward on another project with Crescent Resources,” said Andy Hyltin, president of Global Growth Trust. “Circle Alexander Village is a logical choice for the Global Growth Trust portfolio as we continue to seek growth opportunities in the multifamily sector.”

The property is located within University Research Park, three miles from the University of North Carolina at Charlotte and near Interstate 85, with convenient access to downtown Charlotte and the greater Charlotte area. Circle Alexander Village will be in the first phase of Alexander Village, a 62-acre mixed-use development that Crescent plans to eventually develop.

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Circle Alexander Village will be Global Growth Trust’s second multifamily development in Charlotte. Whitehall Parc, the REIT’s first apartment complex in Charlotte, is under construction and scheduled to be completed in February 2013.

Global Growth Trust is sponsored by an affiliate of CNL Financial Group and advised by CNL Global Growth Advisors, LLC.

Financial advisors can contact the managing dealer of the REIT, CNL Securities, member FINRA/SIPC, at (866) 650-0650 (www.CNLSecurities.com).

About Global Growth Trust

Global Growth Trust is a non-traded real estate investment trust with a focused growth philosophy. It intends to take advantage of opportunities in the commercial real estate market, in the United States and internationally. With a flexible investment strategy, the REIT is able to target assets it believes provide the greatest opportunity for growth and capital appreciation. For more information, visit www.GrowthTrust.com.

About CNL Financial Group

CNL Financial Group (CNL) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $26 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

About Crescent Resources

Crescent Resources is a real estate development company with interests throughout the southeastern United States. Based in Charlotte and established in 1969, Crescent Resources is known for its single-family, multifamily and resort residential communities. Crescent also develops business and industrial parks and shopping centers. Visit www.crescent-resources.com for more information.

Caution Concerning Forward-Looking Statements

The information above contains “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should” and “could,” and words and terms of similar substance. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our prospectus dated April 19, 2012, our Annual Report on Form 10-K for the year ended December 31, 2011, and other documents filed from time to time with the U.S. Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally,

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including financial market fluctuations; risks associated with real estate markets, including declining real estate values; risks associated with the limited amount of proceeds raised in our offering and as a result, the limited number of investments made; our failure to obtain, renew or extend necessary financing or to access the debt or equity markets; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; our ability to identify and close on suitable investments; failure to successfully manage growth or integrate acquired properties and operations; risks related to development projects or acquired property value-add conversions, including construction delays and cost overruns; inability to obtain necessary permits and/or public opposition to these activities; our ability to make necessary improvements to properties on a timely or cost-efficient basis; competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties on favorable terms or at all; the impact of current and future environmental, zoning and other governmental regulations affecting our properties; the impact of changes in accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; material adverse actions or omissions by any joint venture partners; consequences of our net operating losses; increases in operating costs and other expenses; uninsured losses or losses in excess of our insurance coverage; the impact of outstanding and/or potential litigation; unknown liabilities of acquired properties or liabilities caused by property managers or operators; inaccuracies of our accounting estimates; risks associated with our tax structuring; failure to maintain our REIT qualification; and our ability to protect our intellectual property and the value of our brand. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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